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                                                                  EXHIBIT 23.3

                    CONSENT OF STONEFIELD JOSEPHSON, INC.

                          CERTIFIED PUBLIC ACCOUNTANTS

     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Numex Corporation for the year ended March 31, 1998 and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement for Numex Corporation.






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STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California

Dated:   October 19, 1999
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